Exhibit 99.1

Active Power Appoints James deVenny to Board of Directors

Seasoned Industry Veteran Brings More than 15 Years of Data Center Design and

Development Experience to Company Board

AUSTIN, Texas (March 25, 2008) – Active Power, Inc. (NASDAQ: ACPW), inventor and manufacturer of the most energy-efficient critical power systems in the world, today announced it has appointed James E. deVenny III to its board of directors. deVenny was most recently the co-founder, president and CEO of Dallas-based Dataside LLC, a provider of outsourced data center and network services. deVenny brings extensive business and technology experience to Active Power’s board of directors, specifically in the data center and power management/quality markets.

“We are looking forward to Jim’s participation and contributions as a member of our board of directors,” said Jim Clishem, president and CEO for Active Power. “As a successful businessman and entrepreneur, Jim brings a set of unique qualifications to our board. These include his expertise in the data center space as an operator and consumer of critical power systems. This experience coupled with his years of marketing power systems at International Power Systems gives him valuable perspective as a consumer and supplier in our marketplace.”

With more than 15 years of industry experience, deVenny has dedicated much of his career to the design and development of mission critical data centers and telecommunications sites. Prior to Dataside, deVenny co-founded Computex Support Service, a data center design build contractor. deVenny also served as vice president of Marketing and Sales at International Power Machines, a manufacturer of critical power systems, where he supported such end users as the New York Stock Exchange and NASA. In addition, he has served on the board of several start-ups including Lumenate, a privately held company that delivers technical consulting services focused on business continuity.

“I am excited to have an opportunity to be a part of the Active Power team,” said James deVenny. “The timing could not be better for a company offering energy efficient and green power solutions to a data center market that is growing faster than the infrastructure can keep up with. Quite simply, Active Power is in the right place at the right time. I look forward to bringing my expertise and perspective to the board of directors for the firm.”

# # #

About Active Power

Active Power (NASDAQ: ACPW) provides efficient, reliable and green critical power solutions and uninterruptible power supply (UPS) systems to enable business continuity in the event of power disturbances. Founded in 1992, Active Power’s flywheel-based UPS systems protect critical operations in data centers, healthcare facilities, manufacturing plants, broadcast stations and governmental agencies in more than 40 countries. Active Power also offers CoolAir, the only solution that provides both backup power and backup cooling. With expert power system engineers and worldwide services and support, Active Power ensures organizations have the power to perform. For more information, please visit www.activepower.com.

Cautionary Note Regarding Forward-Looking Statements

This release may contain forward-looking statements that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include delays in new product development, product performance and quality issues and the acceptance of our current and new products by the power quality market. Please refer to Active Power filings with the Securities and Exchange Commission for more information on the risk factors that could cause actual results to differ.

Active Power, CleanSource and CoolAir are registered trademarks of Active Power, Inc. The Active Power logo and PowerCenter are trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Active Power Investor Contact:	Active Power Media Contact:
John Penver	Lee Higgins
Chief Financial Officer	Public Relations Manager
512-744-9234	512-744-9488
jpenver@activepower.com	lhiggins@activepower.com